UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 1, 2006

Farmers Capital Bank Corporation

(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code – (502) 227-1668

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A METERIAL DEFINITIVE AGREEMENT

On June 1, 2006, Farmers Capital Bank Corporation (Frankfort, KY), its wholly-owned subsidiary, Kentucky Banking Centers, Inc. (Glasgow, KY), and Citizens First Corporation (Bowling Green, KY) jointly announced that they have signed a definitive agreement for the purchase of Kentucky Banking Centers by Citizens First from Farmers Capital in a $20 million cash transaction. Pending the required approvals from the appropriate regulatory authorities and subject to the satisfaction of the conditions set forth in the definitive agreement, the transaction is expected to close during the second half of 2006.

A copy of this press release is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

Exhibit 99.1 – Farmers Capital Bank Corporation Press Release dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date June 2, 2006	/s/ G. Anthony Busseni
G. Anthony Busseni
President and Chief Executive Officer